EXHIBIT (2)(k)(3)(k)

AMENDMENT TO

JOHN HANCOCK CLOSED-END FUNDS

SERVICE AGREEMENT

FOR

TRANSFER AGENT SERVICES

THIS AMENDMENT (“Amendment”) dated July 1, 2021 to the Service Agreement for Transfer Agent Services (the “Agreement”) dated June 1, 2002, as amended by and between Computershare Inc., a Delaware corporation, successor-in-interest to Computershare Shareowner Services LLC (“Agent”), and John Hancock Financial Opportunities Fund, John Hancock Hedged Equity & Income Fund, John Hancock Income Securities Trust, John Hancock Investors Trust, John Hancock Preferred Income Fund, John Hancock Preferred Income Fund II, John Hancock Preferred Income Fund III, John Hancock Premium Dividend Fund, John Hancock Tax-Advantaged Dividend Income Fund and John Hancock Tax-Advantaged Global Shareholder Yield Fund, each a Massachusetts Business Trust (collectively, the “Clients”).

WHEREAS, Agent and the Clients desire to amend the Agreement as provided in this Amendment;

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows;

1.	Amendments to Agreement. The Agreement is hereby amended as follows:

(a) Section 2(a) of the Agreement is hereby amended and restated in its entirety as follows:

“(a) Effective July 1, 2021, the Agreement shall continue through June 30, 2024; provided, however, the Clients may terminate this Agreement at any time and without penalty upon sixty (60) days written notice to Agent.”;

(b) Exhibit D is hereby deleted in its entirety and replaced it with the new Exhibit D attached hereto

2.	Term of the Amendment. This Amendment shall become effective upon due execution and delivery by the parties hereto, and shall remain in effect for so long as the Agreement shall remain in effect.
3.	Ratification. Except as expressly set forth herein, the Agreement is not modified hereby and shall remain in full force and effect in accordance with the respective provisions thereof and is in all respects ratified and affirmed.
4.	Partial Invalidity. If any provision of this Amendment is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Amendment as a whole, but this Amendment shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.
5.	Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.
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IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the day and year first above written.

Computershare Inc.

By:
Name:
Title:

John Hancock Financial Opportunities Fund

John Hancock Hedged Equity & Income Fund

John Hancock Income Securities Trust

John Hancock Investors Trust

John Hancock Preferred Income Fund

John Hancock Preferred Income Fund II

John Hancock Preferred Income Fund III

John Hancock Premium Dividend Fund

John Hancock Tax-Advantaged Dividend Income Fund

John Hancock Tax-Advantaged Global Shareholder Yield Fund

By:
Name:	Salvatore Schiavone
Title:	Treasurer of the Funds listed Above
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EXHIBIT D

STOCK TRANSFER FEE SCHEDULE

Effective July 1, 2021

Fees are not subject to increase during the term set forth in Section 2(a) of the Agreement.

Term Set Forth in Section 2(a) of the Agreement:	3 Years[1]
Fees Not Subject to Increase	3 Years

Administration & Account Maintenance

Agent will assign a Client Service Manager to consult with Client on all facets of stock transfer administration, including, but not limited to, securities regulations, transfer requirements, structuring of annual meetings, cash and stock dividends, etc.

Included in the Monthly fee below are: Monthly OFAC Reporting, New Account Mailings and all Annual Meeting Administrative costs, including:

•	Notice and Access
•	Search and Distribution- the preparation and mailing of the notice and inquiry required by Rule 14a-13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the mailing or delivery of proxy solicitation materials
•	Balancing and reconciling the DTC positions
•	Provide tabulation reports
•	Provide direct links to Broadridge to system for voting
•	Vote monitoring to ensure that no phone calls are required to obtain vote

International Currency Exchange

•	Agent may, at its option, offer a currency conversion service (“ICE Service”) to certain shareholders whereby any such shareholder can elect to receive payments in a currency other than U.S. Dollars. The ICE Service is voluntary and will only be provided to a shareholder who selects such ICE Service and who agrees to the ICE Service terms and conditions. Agent shall charge a processing fee to the shareholder and may receive compensation from the currency conversion service provider. Clients will not incur fees resulting from the ICE Service.

Shareholder Communications

Provide Clients-specific shareholder contact number

Provide Interactive Voice Response (IVR) 24/7 (subject to system maintenance)

Respond to shareholder inquiries (written, e-mail and web)

Record shareholder calls

Scan and image incoming correspondence from shareholders

Solicit, collect and record consents and U.S mobile telephone numbers from shareholders for Agent to send text messages. Such consents and information may be collected via IVR, Investor Center, shareholder calls, or in writing.

1 Subject to Section 2(a) of the Agreement

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For consented Accounts, provide text message notifications for:

•	various transactions (not to replace legally required notifications)
•	action to be taken on an Account (e.g., uncashed checks, uncertified TIN)
•	Receive and record requests to stop text messages
•	Administer text message campaigns (as agreed upon between Clients and Agent, and which may be subject to additional fees)

Fund Name	Administration & Account Maintenance (per month) 2021/2022	Administration & Account Maintenance (per month) 2022/2023	Administration & Account Maintenance (per month) 2023/2024
John Hancock Bank & Thrift (“BTO”)	$1894.00	$1,800.00	$1,710.00
John Hancock Hedged Equity & Income Fund	$1,256.00	$1,193.00	$1,133.00
John Hancock Income Securities Trust (“Income Securities”)	$4,278.00	$4,064.00	$3,861.00
John Hancock Investors Trust (“Investors Trust”)	$3,361.00	$3,193.00	$3,033.00
John Hancock Preferred Income Fund (“Preferred Income”)	$1,650.00	$1,568.00	$1,489.00
John Hancock Preferred Income Fund II (“Preferred Income II”)	$1,650.00	$1,568.00	$1,489.00
John Hancock Preferred Income Fund III (“Preferred Income III”)	$1,650.00	$1,568.00	$1,489.00
John Hancock Premium Dividend Fund (“Patriot Prem Div”)	$7,295.00	$6,930.00	$6,584.00
John Hancock Tax-Advantaged Dividend Income Fund Tax-Adv. Div Income”)	$1,528.00	$1,451.00	$1,379.00
John Hancock Tax-Advantaged Global Shareholder Yield Fund (“Tax-Adv. Global S/H Yield”)	$1,435.00	$1,364.00	$1,295.00
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The Administration and Account Maintenance fees cover all of the services and are subject to the allowances listed below.

--------------- All allowances are on a per fund basis ---------------

	Fee	BTO (a)	Hedged Equity & Income Fund	Income Securities	Investors Trust	Premium Div Fund (b)	Preferred Income	Preferred Income II	Preferred Income III	Tax-Adv. Div Income	Tax-Adv. Global S/H Yield (c)
No. of Active Accounts Maintained	$2.50 / Year	1,800	1,000	5,300	4,700	4,600	500	500	500	500	1,000
No. of Inactive Accounts		Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited
No. of Dividend Reinvestment Accounts Maintained	$4.00	1,400	100	1,500	1,050	2,300	100	100	100	100	100
No. of Legal Review Items Processed	$50.00	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited
No. of Certificates Issued & Book Entry Credits		Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited
No. of Certificates Cancelled & Book Entry Debits		Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited
No. of Additional Mailings per Year (including one enclosure)	See Below	1	1	1	1	1	1	1	1	1	1
No. of Reports, Analyses, Lists, or Labels		Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited
No. of Inspectors of Election	$1,500.00	1	1	1	1	1	1	1	1	1	1
No. of Respondent Bank Omnibus Proxies	$150.00	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited
No. of S/H Telephone Calls Handled by IVR System (d)		Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited
No. of S/H Telephone Calls Transferred from IVR to CSR (d)	$5.25	500	Unlimited	2,075	1,700	2,600	310	310	310	310	Unlimited
No. of Correspondence Items Responding to S/H Inquiries	$15.00	100	Unlimited	250	250	500	60	60	60	60	Unlimited
No. of on line Transactions (e)		Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited

(a)	IVR = Interactive Voice Response; CSR = Customer Service Representative
(b)	On Line Transactions are defined as any shareholder transaction initiated through the web, including, but not limited to, share sales or purchases, duplicate statement or tax form requests, address or pin changes, account changes or updates and certificate requests.

--------------- All allowances are on a per fund basis ---------------

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No. of SEC Mandated Lost S/H Database Searches	$2.50 per a/c $250 min	25	25	25	25	25	25	25	25	25	25
E delivery Administration Fee (Electronic delivery of meeting materials)	As appraised	1	1	1	1	1	1	1	1	1	1
Evote Administration Fee	As appraised	1	1	1	1	1	1	1	1	1	1
Telephone Votes		Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited
Internet		Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited
Investor / Broker Directed Movement of Shares	$3.00	50	50	50	50	50	50	50	50	50	50

(a)	JH Bank & Thrift charges $1.50 per S/H telephone calls transferred from IVR to a CSR.
(b)	JH Patriot Premium Dividend II the Number of certificates issued / cancelled and book entry credits / debits in included for no additional fee.
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Dividend Disbursement Fee

Number of dividends processed per year. The dividend disbursement fee includes all of the services listed below.

Fund Name	Included
Financial Opportunities Fund	4
Hedged Equity & Income Fund	4
Income Securities	4
Investors Trust	4
Patriot Premium Dividend Fund	12
Preferred Income	12
Preferred Income II	12
Preferred Income III	12
Tax-Adv. Global S/H Yield	12
Tax-Adv. Div Income	12

•	Preparing and mailing checks
•	Reconciling checks
•	Preparing payment register in list form
•	Withholding and filing taxes for non-resident aliens and others
•	Filing federal tax information returns
•	Processing “B” and “C” notices received from the IRS
•	Mailing required statements (Form 1099DIV or Form 1042) to registered holders
•	Maintaining stop payment files and issuing replacement checks
•	Maintaining separate dividend addresses
•	Receiving, verifying and posting funds to cover entire dividend distribution on mailing date of checks

INVESTOR PLAN SERVICES FEE SCHEDULE

Item	Amount	Note	Paid By [1]
Plan Set Up Fee	$2,500	Per Fund	Clients
Fulfillment Processing	$5.50	Per request	Clients
Reinvestment Trading Fee	$.05	Per share	Participant
Purchase of Additional Shares By check By Electronic Transfer Trading Fee	$5.00 $2.00 $.05	Per investment Per investment Per share	Participant
Sale of Shares [2] Trading Fee	$5.00 $.05	Per share	Participant
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Safekeeping	No Charge
Duplicate Statement – Prior Year	No Charge
Insufficient Funds or Rejected Automatic Debit	$35.00	Per check or debit	Participant
Other services including (but not limited to): Certificate Issuance Transfer of Shares	Per Stock Transfer Agency Contract		Clients
Expenses including (but not limited to): Forms/Brochures, Postage, 800 Number, etc.	As incurred		Clients

Note 1	Fees could be: “P”, Participant Paid or “C”, Clients Paid
Note 2	Including sales of fractional shares upon termination from plan.

Escheatment Services
Annual Compliance Services	Included
SEC Mandated Electronic Database & New Address Retrieval Mailing (subject to the following minimum)	$3.00 per account $250.00
Each state mandated due diligence mailing (subject to the following minimum)	$2.50 per account $250.00
In-Depth Search and Location Services (Annual compliance services include all of the services listed below)	No charge to Clients

•	Assist in establishing compliance with the unclaimed property requirements of all jurisdictions that may have a claim on escheatable property held by your organization
•	Processing records and property subject to reporting based upon current state statutes, rules, and regulations
•	Identifying property that has become escheatable since the last filing date
•	Review state regulations to determine if there have been any changes in reporting procedures
•	Reporting and remitting property to states

ISSUER ONLINE System Access	Included

•	Providing client access to Agent’s mainframe inquiry and internet based system for management reporting and shareholder records
•	Providing daily data on registered shareholders
•	Providing daily access to proxy tabulation file during proxy season

DIRECT REGISTRATION/PROFILE SYSTEM
Enrollment Fee	Included
Annual Surety Fee	Included
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Stock Distribution Event – full, full and fractional shares	$3.50
DRS Fee, per statement	$0.25
Investor directed movement of shares, each	$3.00
Broker directed movement of shares, each	$3.00
DRS/Profile reject fee, each	$5.00
DRS/Profile Broker Authorization Form, each	$1.50

ACH/DIRECT DEPOSIT SERVICES
Initial Setup Fee	Included
Annual Maintenance Fee	Included
ACH file transmission, each distribution, per item	Included
Placement of Stop Payment Order	$10.00
Returns/Reversals, per occurrence (Annual Maintenance includes all of the services listed below)	$10.00

•	Processing returned authorization forms
•	Posting bank information to accounts
•	Creating pre-note transactions and sending to clearinghouse
•	Following up on rejects
•	Produce and mail checks for returned items

ADDITIONAL SERVICES AVAILABLE UPON REQUEST

STANDARD MAILING SERVICES Minimum charge for each of the below services	$500.00
Addressing mailing medium, per name	$0.05
Affixing labels, per label	$0.04
Machine Inserting 1st Enclosure, per piece 2nd Enclosure, per piece Each Enclosure thereafter, per piece	$0.05 $0.04 $0.03
Manual Inserting	By Appraisal

OTHER SERVICES
Confidential Proxy Voting	By Appraisal
Dividends – Special Cash Dividends	By Appraisal
Electronic Distribution of Materials	By Appraisal
Foreign Tax Re-claim	By Appraisal
Householding of Annual Meeting and Other Materials	By Appraisal
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Interactive Online Meeting Services	By Appraisal
Logistics Services (including document transportation, fulfillment, printing and media placement)	By Appraisal
Mailing Quarterly or Periodic Reports	By Appraisal
Maintaining Mail Lists	By Appraisal
Secondary Offerings or Closings	By Appraisal
Stock Splits and Stock Dividends	By Appraisal
Special Meetings	By Appraisal
Survey Tabulation	By Appraisal

ADDITIONAL SERVICES PROVIDED BY AGENT

In addition to transfer agent services, Agent also provides the following related services. Contact your Sales Representative or Client Service Manager for additional information.

Bank/Broker Distributions

Corporate Stock Buy-Back Services

Custodial Services

Employee Stock Option Plan Administration

Employee Stock Purchase Plan Administration

Escrow Services

Exchange or Tender Offer Processing

Financial Planning Services

Odd-Lot Program Administration

Proxy Solicitation

StockWatch (beneficial owner identification)

Subscription Agent Services

Rights Agency

Warrant Agency

EXPENSES AND OTHER CHARGES

Fees and Expenses: The cost of stationery and supplies, including but not limited to transfer sheets, dividend checks, envelopes, and paper stock, together with any disbursement for telephone, postage, mail insurance, travel for annual meeting, link-up charges for ADP and tape charges from DTC are billed in addition to the above fees. All charges and fees, costs, expenses and disbursements of Agent are due and payable by Client upon receipt of an invoice from Agent.

With respect to any shareholder mailing processed by Agent, Client shall, at least one business day prior to mail date, provide immediately available funds sufficient to cover all postage due on such mailing. For any dividend mailing, Client shall, at least one business day prior to the mail date, also provide immediately available funds sufficient to pay the aggregate amount of dividends to be paid.

Offering Administration Fee: A minimum fee of $5,000 will be imposed for activities associated with initial public offerings (IPO’s), secondary offerings and / or closings. The fee covers the coordination of efforts necessary between Agent, the Client’s underwriters, the banknote company and DTC in order to effect the closing. This fee will cover the issuance of up to 200 certificates and / or book-entry credits. Certificates and /or book-entry credits over this amount will be billed at $2.00 each. This fee is in addition to any fees Agent may charge for coordination of selling shareholders, custody services and / or escrow services.

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Conversion: If an out-of-proof condition exists at the time of conversion, and such condition is not resolved within 90 calendar days of such conversion, Client agrees to provide Agent with funds or shares sufficient to resolve the out-of-proof condition promptly after the expiration of such 90 day period.

Deconversion: Upon expiration or termination of this Agreement, Clients shall pay Agent a fee for deconversion services (e.g., providing shareholder lists and files, producing and shipping records, answering successor agent inquiries). This fee shall be based on Agent’s then-current deconversion fee schedule.

Legal Expenses, System Modifications: Certain expenses may be incurred in resolving legal matters that arise in the course of performing services hereunder. This may result in a separate charge to cover Agent’s expenses (including the cost of external or internal counsel) in resolving such matters; provided that any legal expenses charged to the Clients shall be reasonable.

In the event any federal, state or local laws, rules or regulations are enacted that require Agent to (i) make any adjustments and/or modifications to its current system, or (ii) provide additional services to Client for which Agent is not being compensated hereunder, then Clients shall compensate Agent (a) on a pro rata basis proportionate to the Clients’ registered shareholder base, for the costs associated with making such required adjustments and/or modifications, or (b) according to Agent’s standard fees established, in good faith, with respect to such additional services.

Other Services: Fees for any services provided to Clients by or on behalf of Agent hereunder that are not set forth above will be based on Agent’s standard fees at the time such services are provided or, if no standard fees have been established, an appraisal of the work to be performed.

Bank Accounts: All funds received by Agent under this Agreement that are to be distributed or applied by Agent in the performance of Services (the “Funds”) shall be held by Agent as agent for Clients and deposited in one or more bank accounts to be maintained by Agent in its name as agent for Clients. Until paid pursuant to this Agreement, Agent may hold or invest the Funds through such accounts in: (a) obligations of, or guaranteed by, the United States of America; (b) commercial paper obligations rated A-1 or P-1 or better by Standard & Poor’s Corporation (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), respectively; (c) AAA rated money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940; or (d) demand deposit accounts, short term certificates of deposit, bank repurchase agreements or bankers’ acceptances, of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by Agent in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Agent may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. Agent shall not be obligated to pay such interest, dividends or earnings to Clients, any shareholder or any other party.

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